Exhibit 99-2.1

Fenwick Automotive Products
Limited and Introcan Inc.

Combined Financial Statements
For the year ended March 31, 2010

Contents

Auditors' Report	2

Combined Financial Statements

Combined Balance Sheet	3

Combined Statement of Operations and Retained Earnings	4

Combined Statement of Cash Flows	5

Summary of Significant Accounting Policies	6 - 9

Notes to Combined Financial Statements	10 - 19

Tel: 905 270-7700 Fax: 905 270-7915 Toll-free: 866 248 6660 www.bdo.ca	BDO Canada LLP 1 City Centre Drive, Suite 1700 Mississauga ON L5B 1M2 Canada

Auditors' Report

To the Shareholders of
Fenwick Automotive Products Limited and Introcan Inc.

We have audited the combined balance sheet of Fenwick Automotive Products Limited and Introcan Inc. as at March 31, 2010 and the combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements have been prepared in accordance with Canadian generally accepted accounting principles using differential reporting options available to non-publicly accountable enterprises, as described in the Summary of Significant Accounting Policies.  These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the companies as at March 31, 2010 and the results of their operations and their cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants, Licensed Public Accountants
Mississauga, Canada
June 30, 2010, except for note 14 which is as of June 1, 2011

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms

Fenwick Automotive Products Limited and Introcan Inc.
Combined Balance Sheet
(in thousands of dollars)

March 31	2010	2009

Assets

Current
Accounts receivable	$30,893	$50,640
Inventories (Note 1)	91,142	90,594
Prepaid expenses	904	1,746
Income taxes recoverable	845	4,214
Due from related parties (Note 2)	1,380	901
Future income taxes (Note 5)	1,450	-
	126,614	148,095

Capital assets (Note 3)	7,255	8,443
Deferred start up costs (Note 4)	265	398
Future income taxes (Note 5)	3,440	1,351
	$137,574	$158,287

Liabilities and Shareholders' Equity

Current
Bank indebtedness (Note 6)	$39,290	$38,148
Accounts payable and accrued liabilities	66,835	78,573
Due to related parties (Note 2)	7,922	8,065
Current portion of long term debt (Note 7)	2,091	1,309
Current portion of obligation under capital lease (Note 8)	349	364
	116,487	126,459

Long term debt (Note 7)	37	2,145
Obligation under capital lease (Note 8)	457	581
	116,981	129,185

Shareholders' equity
Share capital
Other shares (Note 9)	3	3
Special shares (Note 9) (Redemption value $8,424)	1	1
Retained earnings	20,589	29,098
	20,593	29,102
	$137,574	$158,287

On behalf of the Board:

Director

Director

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

 Fenwick Automotive Products Limited and Introcan Inc.
Combined Statement of Operations and Retained Earnings
(in thousands of dollars)

For the year ended March 31	2010	2009

Sales	$182,192	$168,359

Cost of sales	144,254	126,858

Gross margin	37,938	41,501

Expenses
Amortization capital assets	1,653	1,824
Amortization deferred start up costs	133	133
Foreign exchange gain	(7,173)	(1,019)
General and administrative	13,516	12,519
Interest and factoring expense	7,163	5,973
Interest Capital lease obligations	81	71
Selling	23,167	24,774

	38,540	44,275

Loss before other items	(602)	(2,774)

Loss on disposal of capital assets	429	-
Non recurring costs	4,580	-
Restructuring costs	6,681	10,402

	11,690	10,402

Loss before income taxes	(12,292)	(13,176)

Income taxes (Note 5)
Current (recovery)	(244)	(4,010)
Future (recovery)	(3,539)	(210)

	(3,783)	(4,220)

Loss for the year	(8,509)	(8,956)

Retained earnings, beginning of year	29,098	38,054

Retained earnings, end of year	$20,589	$29,098

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
 Combined Statement of Cash Flows
(in thousands of dollars)

For the year ended March 31	2010	2009

Cash provided by (used in)

Operating activities
Net loss for the year	$(8,509)	$(8,956)
Adjustments required to reconcile net loss with net cash
provided by operating activities
Amortization capital assets	1,653	1,824
Amortization deferred start up costs	133	133
Future income taxes (recovery)	(3,539)	(210)
Loss on disposal of capital assets	429	28
Changes in non cash working capital balances
Accounts receivable	19,747	(5,893)
Inventories	(548)	(19,405)
Prepaid expenses	842	(11)
Accounts payable and accrued liabilities	(11,738)	35,609
Income taxes	3,369	(4,301)

	1,839	(1,182)

Investing activities
Purchase of capital assets	(894)	(1,420)
Decrease (increase) in due from related parties	(479)	38

	(1,373)	(1,382)

Financing activities
Increase in bank indebtedness	1,142	2,354
Advance (repayment) of long term debt	(1,326)	101
Increase (decrease) in due to related parties	(143)	216
Repayment of obligation under capital lease	(139)	(107)

	(466)	2,564

Cash, end of year	$-	$-

Supplementary cash flow information
Interest paid	$4,222	$3,403
Income taxes paid (received)	(3,803)	139

The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies

March 31, 2010

Nature of Business	The companies are engaged in manufacturing and remanufacturing aftermarket auto parts.

Basis of Presentation
These financial statements present the combined financial position and results of operations of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc.  All intercompany transactions and balances have been eliminated.

Basis of Accounting
These financial statements have been prepared on a going concern basis in accordance with generally accepted accounting principles in Canada.  The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.  The financial statements have, in management's opinion, been properly prepared using careful judgment within reasonable limits of materiality and within the framework of the accounting policies summarized below.

The companies are presently in violation of their banking covenants and the bank has made demand of their loan. The management of the companies are pursuing alternatives relating to financing the operations of the business to ensure the continued viability of the companies.

Differential Reporting
The companies, with the unanimous consent of its owners, has elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises described below:

Special Share Classification

The companies have elected to present special shares issued in tax planning arrangements under certain sections of the Income Tax Act, that would otherwise be presented as liabilities, as equity.

Revenue Recognition
Revenue is recognized when products are shipped to customers, the sales price is fixed and determinable, collectibility is reasonably assured, and title and risks of ownership have passed to the buyer. Revenue is net of discounts, rebates and allowances.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies

March 31, 2010

Revenue Recognition (cont'd)
The companies enter into factoring agreements with a third party for sale of accounts receivable.  The transaction is accounted for as a sale as all risks have transferred to the third party.  The cost of the transaction is included in the statement of operations.

Product Warranties
The companies provide product warranties and makes provisions for the anticipated cost of these warranties through cost of sales; this provision is reviewed periodically to assess its adequacy in the light of actual warranty costs incurred.

Financial Instruments	Fair value

The companies' financial instruments consist of instruments with various maturities. The fair values of cash, accounts receivable, due to/from related parties, bank indebtedness, and accounts payable and accrued liabilities approximates their  carrying values due to the short-term maturities of these instruments.  Capital lease obligations are at fair value.  The fair value of the long-term debt approximates carrying value as substantially all of the debt is due in the next fiscal year.

Currency risk

The companies realize approximately 78% of its sales and approximately 96% of its cost of sales and expenses in a foreign currency.  Consequently, some assets, liabilities, revenues and expenses are exposed to foreign exchange fluctuations.  The long-term debt is due in a foreign currency.

Credit risk

In the normal course of business, the companies evaluate the financial position of their customers on a regular basis and examine the credit history of new customers.  The allowance for doubtful accounts is based on the customer's specific risk and historical trends.  The companies believe the credit risk regarding receivables to be minimal due to the diversification of its customer base.

Unless otherwise noted, it is management's opinion that the companies are not exposed to significant interest, currency or credit risks arising from its financial instruments.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies

March 31, 2010

Inventories
Raw materials and finished goods are stated at the lower of cost and net realizable value.  The cost of finished goods is calculated to include raw materials, labour and factory overhead.  Cost is generally determined on the first-in, first-out basis.

Capital Assets	Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful lives of the asset using the declining balance method at the following annual rates:

Building - 5%
Office equipment - 20%
Computer equipment - 30%
Plant equipment - 20% - 30%
Leasehold improvements - straight-line over 5 years

Assets Under Capital Lease
The companies' policy is to record capital leases, which transfer substantially all benefits and risks incident to ownership of property, as acquisitions of assets and to record the incurrences of corresponding obligations as liabilities.  Obligations under capital leases are reduced by lease payments net of imputed interest.

Deferred Start-up Costs	Deferred start-up costs represent the cost incurred by a subsidiary prior to the commencement of commercial operations. These costs are amortized on a straight-line basis over a four year period.

Income Taxes
The companies follow the liability method of tax allocation in accounting for income taxes.  Under this method, future income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantively enacted tax rates and laws expected to be in effect when the differences are realized, as well as recognition of income tax loss carryforwards that are more likely than not to be realized.

Fenwick Automotive Products Limited and Introcan Inc.
Summary of Significant Accounting Policies

March 31, 2010

Foreign Currency Translation	The financial statements of the companies' foreign subsidiaries are considered to be operationally dependent upon the companies.

Foreign operations which are operationally dependent are translated using the temporal method.  Under this method, revenues and expenses are translated at average monthly rates in effect on the transaction dates.  Monetary assets and liabilities are translated at the rate of exchange at the balance sheet date.  Non-monetary assets and liabilities are translated at historical exchange rates.  Exchange gains and losses on translation are included in the combined statements of operations and retained earnings.

Foreign currency accounts are translated into Canadian dollars as follows:

At the transaction date, each asset, liability, revenue and expense is translated into Canadian dollars by the use of the exchange rate in effect at that date.  At the year end date, monetary assets and liabilities are translated into Canadian dollars by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in income in the current period.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

1	Inventories
		2010	2009

	Raw materials and supplies	$33,655	$24,991
	Goods in transit	5,602	3,575
	Finished goods	51,885	62,028

		$91,142	$90,594

A provision for obsolete inventory in the amount of $12,651 (2009 - $13,048) has been reflected in cost of sales.

Cost of sales represents the inventory expensed during the year.

2.       Related Party Transactions

The due from (to) related parties are due from (to) corporations or individuals related by virtue of common control by members of the same immediate family.  The loans are due on demand and unsecured, except for the loans payable to Directors or related individuals which are secured by General Security Agreements.  The loans are non interest bearing except as noted below.  Interest was calculated at 2% (2009 - 2%) per annum for the interest bearing loans.

a) Due from related parties
	2010	2009

Directors	$31	$-
Ventura Development Corp. (interest bearing)	522	348
Excel Development Corp. (interest bearing)	464	266
Rimrock Plaza Inc. (interest bearing)	177	158
1355573 Ontario Inc.	171	118
2007685 Ontario Inc.	12	8
Leswyn Enterprises	3	3

	$1,380	$901

Subsequent to year end, approximately $1,300 of the loans due from related parties were repaid.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

2.       Related Party Transactions (continued)

b) Due to related parties

	2010	2009

Directors (Note 6)	$-	$468
Related individuals (Note 6)	500	-
FAPL Holdings Inc. parent company	7,422	7,597

	$7,922	$8,065

c) Transactions

Included in the statement of operations are the following related party transactions:

	2010	2009

Rent expense	$113	$178

These transactions are in the normal course of operations and are measured at the exchange value, the amount of consideration established and agreed to by the related parties.

3.       Capital Assets

			2010	2009

	Cost	Accumulated Amortization	Net Book Value	Net Book Value

Land	$93	$-	$93	$93
Building	824	146	678	714
Computer equipment	3,383	2,774	609	461
Office equipment	744	595	149	173
Leased office equipment	183	123	60	76
Plant equipment	11,204	7,187	4,017	5,324
Leased plant equipment	1,916	1,022	894	707
Leasehold improvements	3,149	2,394	755	895

	$21,496	$14,241	$7,255	$8,443

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

4.       Deferred Start-up Costs

	2010	2009

Balance, beginning of year	$398	$531
Amortization	133	133

Balance, end of year	$265	$398

5.       Income Taxes

The companies have non-capital losses available for income tax purposes totalling $12,322 (2009 - $2,412).  The losses can be used to reduce taxable income of future years.  The benefit of the losses has been recognized as a future income tax asset.  The losses expire as follows:

2026	$193
2027	149
2028	1,036
2029	748
2030	10,196

$12,322

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

6.       Bank Indebtedness

	2010	2009

Bank overdraft	$1,315	$418
Bankers acceptances	-	24,000
Libor loans	-	12,600
Bank loans	37,975	1,130

	$39,290	$38,148

Bank indebtedness is due on demand and secured by a registered general assignment of accounts receivable and inventory, a registered general security agreement covering all assets of the companies and an assignment of insurance proceeds.  The companies have an authorized line of credit of $45,600.  Any repayment of the directors or related individuals loans (Note 2) requires the bank's prior written consent.

The bank indebtedness bears interest at the bank prime lending rate plus 2.25% to 9% depending on the level of financial ratios.

The companies are subject to externally imposed capital requirements in the form of certain bank covenants as set out in the banking agreement. These financial covenants include: (a) The funded debt to EBITDA on a rolling four quarter basis be maintained at less than 3.85:1, (b) the fixed charge coverage ratio on a rolling four quarter basis be maintained at greater than 1.20:1, and (c) Tangible Net Worth shall not be less than $30,000 at any time.  The companies were in breach of all of these covenants.

Subsequent to year end, on July 6, 2010, the companies received a letter of forbearance for the period through to October 26, 2010.  The terms of the forbearance agreement are as follows:

Bank loans are due on demand with interest at prime plus 2.25% to 9% and are secured by a registered general assignment of accounts receivable and inventory, a registered general security agreement covering all assets of the companies and an assignment of insurance proceeds.  The companies' authorized line of credit has been reduced to $44,300.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

7.       Long-term Debt

	2010	2009

Mortgage loan 2.5%, due March 22, 2011, monthly payments of $5 principal and interest	$156	$379

Equipment loan 2.5%, due April 22, 2011, monthly payments of $13 principal and interest	327	465

Vehicle loan non interest bearing, repayable in equal monthly installments of $1 and matures January 23, 2013.	18	30

Equipment loan non interest bearing, repayable in equal monthly installments of $1 and matures October 1, 2009.	-	13

Equipment loan non interest bearing, repayable in equal monthly installments of $1 and matures September 1, 2009.	-	2

Equipment loan non interest bearing, repayable in equal monthly installments of $905 and matures April 1, 2013.	34	-

Equipment loan - non-interest bearing and secured by a security agreement granting a first priority security interest on certain equipment acquired for US$2,500. The loan is repayable quarterly calculated at US$0.001 per unit of production produced by a subsidiary. If the units of production are less than 2,500 at the end of the designated period, being October 30, 2010, the balance of this loan will be due immediately.	1,593	2,565

	2,128	3,454
Less: current portion	2,091	1,309

	$37	$2,145

Estimated repayments are as follows:

2011	$2,091
2012	20
2013	17

$2,128

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

8.       Obligation Under Capital Lease

The companies have entered into lease agreements which require monthly payments, including principal and interest.  The leases have imputed interest rates ranging from 5.03% to 34.29% expiring from July 2010 to April 2014.  The leases are secured by certain plant and office equipment.

The future minimum lease payments for the next five years are as follows:

2011	$388
2012	294
2013	131
2014	71
2015	12

896
Less: imputed interest	90

806
Less: current portion	349

$457

Interest expense on these leases was $81 (2009 - $71).

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

9.       Share Capital

  Authorized:
3,000,000	Class A special shares, voting, non cumulative, non participating, redeemable at $.001 per share
Unlimited	Class B special shares, non voting, non cumulative, non participating, redeemable and retractable at $13,000 per share
1,000,000	Class C special shares, non voting, non cumulative, non participating, redeemable at $.001 per share
1,000,000	Class D special shares, voting, participating
Unlimited	Class E special shares, non voting, non cumulative, non participating, redeemable and retractable at $1 per share
Unlimited	Common shares

Issued:
		2010	2009

3,000,000	Class A shares	$3,000	$3,000
448	Class B shares	45	45
2,600,000	Class E shares	850	850
1,501	Common shares	151	151

		$4,046	4,046

The above note has been shown in full dollars due to the small nature of the balances.

10.       Contingencies

The companies are committed under letters of guarantee of $20 and 571 (US$562).  The letters of guarantee include guarantees for unpaid rent to a maximum of $571 (US$562) for two subsidiary companies.  Historically, the companies have not made any payments under letters of guarantee to third parties and therefore no amount has been accrued in the financial statements with respect to the guarantees.

A subsidiary company entered into an Administrative Outsourcing Services Agreement, for a three year period expiring March 2010, to be provided with administrative and consulting services.  Under the agreement the subsidiary company is required to pay a monthly on-going fee based on the number of individuals employed at the subsidiary company.

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

11.       Commitments

 The companies rent a property from related parties under an operating lease.  This lease is a month-to-month lease with minimum annual rent of $63.

 The minimum annual rental payments for the next five years are as follows:

2011	$1,557
2012	1,494
2013	1,506
2014	1,506
2015	574

 The annual cost under various vehicle operating leases are as follows:

2011	$166
2012	67
2013	16

12.       Economic Dependence

Approximately 69% (2009 - 63%) of sales were derived from four customers.

13.       Pension Plans

The companies maintain a defined contribution pension plan for certain employees.  The pension cost for these plans charged as an expense is equal to the required contributions for the year.  During the year, contributions amounted to $177 (2009 - $171).

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

14.       Reconciliation to United States GAAP

The combined financial statements of Fenwick Automotive Products Limited and Introcan Inc., including their subsidiaries Fapco, S.A. de C.V., Flo-Pro Inc., L.H. Distribution Inc., Rafko Enterprises Inc. and Rafko Holdings Inc., are prepared in accordance with Canadian GAAP, which conform, in all material respects, with those generally accepted in the United States (“US GAAP”), except as described below:

Combined statements of operations
	2010	2009

Net loss per Canadian GAAP	$(8,509)	$(8,956)
Adjustments:
Amortization deferred start up costs	133	133
Income taxes future	(24)	(24)

Net loss per US GAAP	$(8,400)	$(8,847)

Combined balance sheet

	2010	2009

Net assets, per Canadian GAAP	$137,574	$158,287
Adjustments:
Deferred start up costs	(265)	(398)
Future income taxes	50	74

Net assets, per US GAAP	$137,359	$157,963

Total liabilities, per Canadian GAAP	$116,981	$129,185
Adjustments:
Redeemable preference shares	8,424	8,424

Total liabilities, per US GAAP	125,405	137,609

Shareholders' equity, per Canadian GAAP	20,593	29,102
Adjustments:
Deferred start up costs	(265)	(398)
Future income taxes	50	74
Redeemable preference shares	(8,424)	(8,424)

Shareholders' equity, per US GAAP	11,954	20,354

Total liabilities and shareholders' equity, per US GAAP	$137,359	$157,963

Fenwick Automotive Products Limited and Introcan Inc.
Notes to Combined Financial Statements
(in thousands of dollars)

March 31, 2010

14.       Reconciliation to United States GAAP (continued)

(a)
As allowed under GAAP, deferred start-up costs were capitalized and then amortized on a straight-line basis over a four year period.  Under US GAAP start-up costs are expensed as incurred, thus the unamortized deferred start-up costs at March 31, 2010 and 2009, the amortization expenses for the years ended March 31, 2010 and 2009, and the related tax impacts of the deferral and amortization expense for those years were adjusted from the financial statement to comply with US GAAP.

(b)
The companies, with the unanimous consent of its owners, elected to prepare their financial statements using differential reporting options available to non-publicly accountable enterprises and have, therefore, presented special shares issued in tax planning arrangements under certain sections of the Income Tax Act that would otherwise by presented as liabilities, as equity.  Such presentation options are not available under US GAAP and thus the adjustment was made to re-establish the liabilities at March 31, 2010 and 2009 to comply with US GAAP.